UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2012

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2012, Planar Systems, Inc. (the “Company”) and Planar Systems Oy, a corporation organized under the laws of Finland and a wholly-owned subsidiary of the Company (“Subsidiary”), entered into a Sale of Assets Agreement (the “Agreement”) with Beneq Products Oy, a limited liability company organized under the laws of Finland (“Beneq”). Pursuant to the Agreement, the Company and Subsidiary (together, the “Sellers”) agreed to sell substantially all of the assets, and assign certain liabilities, used or necessary in the Sellers’ electroluminescent (“EL”) display business to Beneq. The transfer of the EL-related assets and associated liabilities (the “Asset Sale”) closed simultaneously with the execution of the Agreement. The purchase price for the Asset Sale was $6.5 million, including $3.9 million cash paid at closing and $2.6 million in the form of two promissory notes. The purchase price is subject to a post-closing net asset adjustment. The Agreement also includes an “earn-out” provision pursuant to which the Sellers could receive additional payments of up to $3.5 million depending upon the nature and amount of revenue generated by Beneq through its operation of the transferred assets in each of the three calendar years following the closing date. Pursuant to the Agreement, Sellers have agreed to assist in the orderly transfer of the transferred assets to Beneq by providing Beneq with certain services in the areas of sales, operations, finance and IT during the transition period. The Agreement contains customary representations, warranties, covenants and agreements, including an agreement by the Sellers not to engage in the electroluminescent display business for three years. The Agreement provides that the Sellers will indemnify Beneq for breaches of their representations, warranties, covenants and agreements, subject to a maximum indemnification limit equal to 50 percent of the final purchase price. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

On November 30, 2012, the Company issued a press release announcing the Asset Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Any information about the Asset Sale that may be required by this Item 2.01 is incorporated herein by reference to Item 1.01 above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Sale of Assets Agreement by and among Planar Systems, Inc., Planar Systems Oy and Beneq Products Oy dated as of November 30, 2012*

99.1	Press release issued by Planar Systems, Inc. on November 30, 2012

*	Schedules and similar attachments to the Sale of Assets Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 5, 2012.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Stephen M. Going
Stephen M. Going
Senior Vice President, General
Counsel and Secretary